                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [  ]

Check the appropriate box:

[X] Preliminary proxy statement        [  ]    Confidential. For Use of the Com-
[ ] Definitive proxy statement                 mission Only (as permitted by
[ ] Definitive additional materials            Rule 14a-6(e) (2)
[ ] Soliciting material pursuant to
    Rule 14a-11(c) or Rule 14a-12

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                (Name of Registrant as Specified in Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]      No fee required.

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[  ]     Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2) Form, schedule or registration no.:

         (3)      Filing party:

(4)      Dated filed:

         Notes:

                                 January 6, 2000






To Our Stockholders:

         A Special Meeting of the Stockholders (the "Meeting") of Performance Technologies, Incorporated (the "Company") will be held on February 9, 2000 at 9 a.m., local time, at the Hampton Inn - Rochester South, 717 E. Henrietta Rd., Rochester, New York 14623.

         The purpose of the Meeting is to consider and take action upon two proposals by the Board of Directors, (1) to amend the Company's Restated Certificate of Incorporation to increase the Company's authorized common stock, from 15 million shares to 50 million shares, and (2) to amend the Company's Stock Option Plan to increase by 500,000 shares the number of authorized shares that may be issued pursuant to the Stock Option Plan.

         Please sign and return your proxy promptly, whether or not you plan to attend. Your vote is very important to the Company. On behalf of the officers and directors, I wish to thank you for your interest in the Company and your confidence in its future.

                                Very truly yours,



                              Charles E. Maginness
                              Chairman of the Board


                             YOUR VOTE IS IMPORTANT

              Please sign, date and return your proxy card promptly

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                               315 Science Parkway
                            Rochester, New York 14620


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                February 9, 2000


   NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of PERFORMANCE TECHNOLOGIES, INCORPORATED (the "Company") will be held at the Hampton Inn - Rochester South, 717 E. Henrietta Rd., Rochester, New York 14623, on Wednesday, February 9, 2000 at 9 a.m., local time, for the following purposes more fully described in the accompanying Proxy Statement:

   1. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 shares to 50,000,000 shares.

   2. To consider and act upon a proposal to amend the Company's Stock Option Plan to increase by 500,000 shares the number of shares that may be issued pursuant to the Stock Option Plan.

   The Board of Directors has fixed the close of business on January 3, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

   A Proxy Statement and Proxy are enclosed.

   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON; HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                       BY ORDER OF THE BOARD OF DIRECTORS

                         Kenneth R. Donaldson, Secretary



Dated at Rochester, New York
January 6, 2000

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                               315 Science Parkway
                            Rochester, New York 14620

                                 January 6, 2000

                                 PROXY STATEMENT


                                     GENERAL

        This proxy statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of PERFORMANCE TECHNOLOGIES, INCORPORATED (the "Company") to be used at the Special Meeting of Stockholders of the Company, which will be held on Wednesday, February 9, 2000 (the "Meeting"), and at any adjournments thereof. This proxy statement and accompanying form of proxy are first being mailed to stockholders on or about January 6, 2000. The proxy, when properly executed and received by the Secretary of the Company prior to the Meeting, will be voted as therein specified unless revoked by filing a written revocation or a duly executed proxy bearing a later date with the Secretary prior to the Meeting. A stockholder may also revoke his or her proxy in person at the Meeting. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the amendment of the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 shares to 50,000,000 shares, and FOR the amendment of the Stock Option Plan to increase the number of shares available for issuance from 2,700,000 to 3,200,000.

         The cost of soliciting proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers or regular employees of the Company, without extra compensation, may solicit proxies personally, by telephone, telegraph or facsimile transmission. The Company has requested persons holding stock for others in their names or in the names of nominees to forward soliciting material to the beneficial owners of such shares and will, if requested, reimburse such persons for their reasonable expenses in so doing.


                                VOTING PROCEDURE

         The total outstanding capital stock of the Company as of January 3, 2000, the record date for the Meeting (the "Record Date"), consisted of 13,185,776 shares of Common Stock, par value $.01 per share (the "Common Stock"). Only holders of Common Stock of record on the books of the Company at the close of business on January 3, 2000, are entitled to notice of and to vote at the Meeting and at any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock registered in his or her name. A majority of the outstanding Common Stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business. Dissenting stockholders are not entitled to appraisal rights as a result of these proposals.

        The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote on the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock is required for approval of that proposal. Accordingly, abstentions and any broker non-votes, since they are considered to be represented at the Meeting, would have the same effect as votes cast against that proposal. The affirmative vote of holders of a majority of the shares of Common Stock represented at the Meeting and entitled to vote on the proposal to amend the Stock Option Plan to increase the number of shares available for issuance is required for approval of that proposal. Accordingly, abstentions and any broker non-votes, since they are considered to be represented at the meeting would have the same effect as votes cast against the proposal.

                                   PROPOSAL 1

             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

         The Company's stockholders are being asked to approve an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share ("Common Stock"), from 15,000,000 to 50,000,000.

         The Board has authorized an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share ("Common Stock"), from 15,000,000 to 50,000,000. There will be no change in the number of authorized shares of Preferred Stock. As a result of this amendment, the FOURTH article of the Restated Certificate of Incorporation shall be amended to read as follows:

         FOURTH: The amount of total authorized capital stock of the Corporation is divided into 50,000,000 common shares with a par value of one cent ($.01) per share and 1,000,000 shares of Preferred Stock with a par value of one cent ($.01) as provided by Article "TENTH".

         As of January 3, 2000, there were 15,000,000 shares of Common Stock authorized for issuance and 13,185,776 shares issued and outstanding. The Company is or will be obligated to issue or has reserved a total of 1,814,224 shares of Common Stock for the Incentive Stock Option Plan and a total of 112,500 shares of Common Stock for issuance upon the exercise of warrants which expire on February 16, 2000.

         The increase in the number of authorized shares of Common Stock is needed to enable Performance Technologies to meet its obligations and give the Board the necessary flexibility to issue shares of Common Stock and securities exercisable into Common Stock in connection with acquisitions, financings, stock option plans and other general corporate purposes without the expense and delay incidental to obtaining additional stockholder approvals at the time of each transaction (unless such approval is otherwise required for a particular issuance by applicable law or by the rules of any stock exchange on which Performance Technologies' securities may then be listed).

         The increase in the number of authorized shares of Common Stock will have no immediate dilutive effect on the proportionate voting power of present stockholders as holders of Common Stock. Accordingly, future issuances of additional shares of Common Stock would have a dilutive effect on the proportionate voting power, earnings per share and book value per share of all stockholders. Additional shares could be issued by the Board in a public or private sale of securities, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power of current stockholders.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 1



                                   PROPOSAL 2
             AMENDMENT TO THE PERFORMANCE TECHNOLOGIES, INCORPORATED
                                STOCK OPTION PLAN

         The Board of Directors is proposing an amendment to the Performance Technologies, Incorporated Stock Option Plan ("Option Plan") to increase the number of shares of the Company's Common Stock reserved for issuance under the Option Plan by 500,000 shares, to 3,200,000 shares.

         The Board of Directors believes that stock options are invaluable tools for the recruitment, retention and motivation of qualified employees, including officers and other persons who can contribute materially to the Company's success. The Company has used stock options for such purposes since 1986. The Option Plan had 694,056 shares available for future issuance pursuant to new option grants as of December 12, 1999. The Board of Directors believes that it is important to have additional shares available to provide adequate flexibility to meet future needs. The Board of Directors recommends a vote in favor of the proposal to amend the Option Plan to increase the number of shares of Common Stock available for issuance to 3,200,000 shares, and (unless otherwise directed therein) it is intended that the shares represented by the enclosed properly executed proxy will be voted FOR such proposal.

Summary of Stock Option Plan

         The Option Plan is intended to encourage stock ownership by the Company's executive officers, key employees and outside directors to provide an incentive for such persons to expand and improve the Company's profits and to assist the Company in attracting and retaining key employees and directors. The Option Plan provides that options granted under the Option Plan will be designated as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or as non-statutory stock options by the Stock Option Committee of the Board of Directors (the "Committee"), which also will have discretion as to the persons to be granted options, the number of shares subject to the options and the terms of the option agreements. Only employees will be entitled to receive incentive stock options, while outside directors will only be entitled to receive non-statutory stock options. Of the 2,700,000 shares of Common Stock reserved for issuance under the Option Plan at December 12, 1999, options for 1,120,168 shares were outstanding and 885,776 shares have been issued pursuant to the exercise of options previously granted.

         The Option Plan provides that (i) all options granted thereunder shall be exercisable during a period of no more than ten years from the date of grant (five years for options granted to holders of 10% or more of the outstanding shares of Common Stock), and (ii) the option exercise price for incentive stock options shall be at least equal to 100% of the fair market value of the Company's Common Stock on the date of grant (110% for options granted to holders of 10% or more of the outstanding shares of Common Stock). The aggregate fair market value, as determined on the date of grant, of shares of Common Stock for which incentive stock options are first exercisable under the terms of the Option Plan by an option holder during any calendar year cannot exceed $100,000. Except with respect to options granted to Outside Participating Directors as described below, the exercise price of a non-statutory stock option is determined by the Committee, although the Board of Directors has resolved not to grant, under any circumstances, non-statutory stock options with an exercise price of less than 85% of the fair market value of the Company's Common Stock on the date of grant.

         All options (except those options granted to Outside Participating Directors) generally may be exercised only if the option holder remains continuously associated with the Company from the date of grant to the date of exercise. Options may, however, be exercised within certain specified time periods upon termination of association or upon the death or disability of an option holder.

         The Option Plan provides that until 2001, on the day of the Company's Annual Meeting of Stockholders, each individual elected, reelected or continuing, as an Outside Participating Director will automatically receive a non-statutory stock option for 2,250 shares of Common Stock. Additionally, any Outside Participating Director who has served for the entire year preceding such Annual Meeting who is not standing for reelection to the Board is eligible to receive such an award. Under the Option Plan's formula, the exercise price for these non-statutory stock options will be the last sale price of Common Stock on the NASDAQ/NNM on the date of the grant. Options vest on the first anniversary of the grant date, provided the director still serves as a member of the Board of Directors on the vesting date, and expire five years from the date of grant. Participation is limited to members of the Board of Directors who are not current employees of the Company or any of its subsidiaries or who are otherwise not eligible for discretionary grants under the Option Plan. The exercise price may be paid in cash or in the delivery of shares of the Company's Common Stock.

         Upon an Outside Participating Director's death, his/her legal representatives or heirs will have one year to exercise those options that were exercisable by the Outside Participating Director at the time of death. Should an individual cease to serve as an Outside Participating Director for any reason other than death, the term of any then outstanding option will extend for the length of the remaining term of the option.

         The above summary of the Option Plan is qualified in its entirety by reference to the full text of the Option Plan.



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table, with notes thereto, sets forth as of December 12, 1999 certain information regarding the Common Stock held by (i) the persons known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers of the Company as a group:

                            Shares Beneficially Owned


         Name                       Amount and Nature                 Percent
                                      of Beneficial                      of
                                        Ownership                      Class(2)

Thomas Blain
  Ottawa, Canada                         1,054,353(12)                  7.8%

Reginald T. Cable
  Ottawa, Canada                         1,054,353(13)                  7.8%

FMR Corp. (11)                           1,051,450                      7.8%

John M. Slusser(1)                         596,510(4)                   4.4%

Bernard Kozel (1)                          502,923(5)                   3.7%

Donald L. Turrell                          236,070(6)                   1.7%

William E. Mahuson                         229,525(7)                   1.7%

Dorrance W. Lamb                            75,350(8)                     *

John E. Mooney                              88,028(9)                     *

Paul L. Smith                              12,000(10)                     *


All Directors and Officers as a Group   4,560,821(14)                  33.6%

-------------------------

* Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner of 5% or more of the Company's Common Stock is in care of the Company at 315 Science Parkway, Rochester, New York 14620.

(2) Percentage based upon 13,566,731 shares consisting of 13,185,776 shares of Common Stock outstanding as of December 12, 1999 and 380,955 shares of Common Stock issuable upon exercise of stock options and warrants currently exercisable.

(3) Includes (a) 56,250 shares of Common Stock issuable upon exercise of a warrant currently exercisable; (b) 103,247 shares of Common Stock owned of record by Mr. Maginness' wife. Mr. Maginness disclaims beneficial ownership of such shares owned by his wife. Excludes 30,375 shares of Common Stock issuable upon exercise of options not yet vested.

(4) Includes (a) 56,250 shares of Common Stock issuable upon exercise of a warrant currently exercisable; (b) 11,831 shares of Common Stock issuable upon exercise of options currently exercisable; (c) 75,371 shares owned jointly by Mr. Slusser and his wife; (d) 21,000 shares of Common Stock owned of record by Mr. Slusser as custodian for his minor children living in his household; and (e) 58,500 shares of Common Stock owned of record by Mr. Slusser's wife. Mr. Slusser disclaims beneficial ownership of the shares owned by his wife individually. Excludes 2,250 shares of Common Stock issuable upon exercise of options not yet vested.

(5) Includes (a) 11,250 shares of Common Stock issuable upon exercise of options currently exercisable; (b) 58,500 shares of Common Stock owned of record by The Jayme E. Fund Trust U/A, Benjamin J. Fund Trust U/A and Ariel D. Fund Trust U/A over which Mr. Kozel has voting and investment powers; and (c) 29,250 shares of Common Stock owned of record by Mr. Kozel's wife. Mr. Kozel disclaims beneficial ownership of such shares owned by his wife. Excludes 2,250 shares of Common Stock issuable upon exercise of options not yet vested.

(6) Includes (a) 113,625 shares of Common Stock issuable upon exercise of options currently exercisable; (b) 107,520 shares owned jointly by Mr. Turrell and his wife; and (c) 5,175 shares of Common Stock owned of record by Mr. Turrell's wife as custodian for their child. Mr. Turrell disclaims beneficial ownership of the shares owned by his wife as custodian for their child and owned by his child living in his household. Excludes 67,875 shares of Common Stock issuable upon exercise of options not yet vested.

(7) Includes 60,025 shares of Common Stock issuable upon exercise of options currently exercisable. Excludes 17,975 shares of Common Stock issuable upon exercise of options not yet vested.

(8) Includes (a) 51,680 shares of Common Stock issuable upon exercise of options currently exercisable; and (b) 675 shares of Common Stock owned of record by Mr. Lamb's wife as custodian for their child living in their household. Excludes 40,125 shares of Common Stock issuable upon exercise of options not yet vested.

(9) Includes (a) 9,000 shares of Common Stock issuable upon exercise of options currently exercisable; (b) 15,120 shares of Common Stock owned of record by Mr. Mooney's wife; (c) 18,600 shares owned of record by John E. Mooney as trustee for John E. Mooney Profit Sharing Plan; (d) 1,650 shares owned of record by John E. Mooney as trustee for John E. Mooney Pension Plan; and (e) 15,262 shares of Common Stock owned of record by First Rochester Capital Corp. of which Mr. Mooney serves as President. Mr. Mooney disclaims beneficial ownership of the shares owned by his wife. Excludes 2,250 shares of Common Stock issuable upon exercise of options not yet vested.

(10) Excludes 2,250 shares of Common Stock issuable upon exercise of options not yet vested.

(11) The following information is derived from a Schedule 13G dated December 10, 1998 filed by FMR Corp. Fidelity Management & Research Company, Inc. ("Fidelity"), an investment adviser and wholly-owned subsidiary of FMR Corp., is the beneficial owner of all 730,300 shares. Each of Edward C. Johnson 3d, Chairman of FMR Corp. and Abigail Johnson, Director of FMR Corp., together with other family members who are part of a controlling group of FMR Corp., through FMR Corp.'s control of Fidelity and the Fidelity Funds, has the sole power to dispose of all such shares owned by the Fidelity Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp. has the sole power to vote or direct the voting of the shares owned directly by Fidelity Funds, which power rests in the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

(12) Excludes 50,000 shares of Common Stock issuable upon exercise of options not yet vested.

(13) Excludes 50,000 shares of Common Stock issuable upon exercise of options not yet vested.

(14) Includes 380,955 shares of Common Stock issuable upon exercise of stock options and warrants currently exercisable; excludes 290,875 shares of Common Stock issuable upon exercise of stock options not yet vested.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter other than those specifically referred to in this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.

                       BY ORDER OF THE BOARD OF DIRECTORS

                         Kenneth R. Donaldson, Secretary


Dated at Rochester, New York
January 6, 2000

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
                         AMENDMENT TO STOCK OPTION PLAN

        WHEREAS, Performance Technologies, Incorporated (the "Company") adopted the PERFORMANCE TECHNOLOGIES, INCORPORATED STOCK OPTION PLAN (the "Plan") on May 1, 1986, amended and restated the Plan effective January 1, 1987, amended the Plan on May 3, 1990, amended and restated the Plan on April 18, 1994, amended the Plan on November 14, 1995, amended and restated the Plan on June 5, 1996, amended the Plan June 10, 1997 and amended the Plan again on June 3, 1998; and

        WHEREAS, the Company desires to amend Section 3 of the Plan to increase the number of shares of the Company's Common Stock reserved for issuance under the Option Plan by 500,000 shares to 3,200,000.

        NOW, THEREFORE, Section 3 of the Plan is hereby amended to read in its entirety effective February 9, 2000, subject to approval of the Company's stockholders, as follows:


3. Stock Subject to Options. Subject to the provisions of Section 9 hereof, options may be granted under the Plan to purchase, in the aggregate, not more than 3,200,000 Shares. The Shares may, in the discretion of the Board of Directors of the Company, consist either in whole or in part of authorized but unissued Shares or shares held in the treasury of the Company, and the Shares may, in the discretion of the Committee, become subject to incentive stock options or non-statutory stock options. Any Shares subject to an option, which for any reason expires or is terminated unexercised as to such Shares, shall continue to be available for options under the Plan.

All other terms and conditions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to Stock Option Plan to be executed this _____ day of January , 2000.


                         PERFORMANCE TECHNOLOGIES, INCORPORATED

                  By:_________________________________________
                                Donald L. Turrell
                             Chief Executive Officer

                     PERFORMANCE TECHNOLOGIES, INCORPORATED

               Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Charles E. Maginness and Dorrance W. Lamb, and each of them, proxies for the undersigned with full power of substitution, to vote all shares of the Common Stock of Performance Technologies, Incorporated. (the "Company") owned by the undersigned at the Special Meeting of Stockholders (the "Meeting") to be held at the Hampton Inn - Rochester South, 717 E. Henrietta Rd., Rochester, New York 14623, on Wednesday, February 9, 2000 at 9:00 a.m., local time, and at any adjournment or adjournment thereof:

1. Approval to increase the number of authorized shares of Common Stock from 15,000,000 shares to 50,000,000 shares.

                     [ ]  FOR          [ ]  AGAINST                [ ]  ABSTAIN

2. Approval to amend the Company's Stock Option Plan to increase by 500,000 shares the number of shares that may be issued.

                     [ ]  FOR          [ ]  AGAINST                [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. This Proxy will be voted as specified by the undersigned. This proxy revokes any prior proxy given by the undersigned. If no direction is made, this proxy will be voted FOR Proposal 1, 2 and 3.


The undersigned acknowledges receipt with this Proxy a copy of the Notice of Special Meeting of Stockholders and Proxy Statement dated January 6, 2000, describing more fully the proposals set forth herein.

                  Signed:______________________________________


                  Signed:______________________________________



Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation, indicating his title.